                                                                    EXHIBIT (11)

                              IN HOME HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
        FOR THE THREE AND SIX MONTH PERIODS ENDED MARCH 31, 1997 AND 1996
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                         Three Months Ended             Six Months Ended
                                                              March 31                      March 31
                                                       ----------------------        ----------------------
                                                         1997           1996           1997           1996
                                                         ----           ----           ----           ----
PRIMARY:
Net Income (loss)                                      $   (521)      $     126      $    (507)     $    224

Preferred stock accretion                                   (73)            (73)          (147)         (121)
Dividends on preferred stock                               (600)           (599)        (1,200)       (1,053)
                                                       --------       ---------      ---------      --------
Loss applicable to common stock                        $ (1,194)      $    (546)     $  (1,854)     $   (950)
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

Shares:
   Weighted average number of shares
     outstanding during the period                       16,296         16,290         16,338         16,288
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds                       26            153             28            170
                                                       --------       ---------      ---------      --------

Total shares                                             16,322         16,443         16,366         16,458
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

Loss per Common and
  Common Equivalent Share                              $   (.07)      $    (.03)     $    (.11)     $   (.06)
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

ASSUMING FULL DILUTION (1):
Net Income (loss)                                      $   (521)      $     126      $    (507)     $    224

Preferred stock accretion                                   (73)            (73)          (147)         (121)
Dividends on preferred stock                               (600)           (599)        (1,200)       (1,053)
                                                       --------       ---------      ---------      --------
Loss applicable to common stock                        $ (1,194)      $    (546)     $  (1,854)     $   (950)
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

Shares:
   Weighted average number of shares
     outstanding during the period                      16,296          16,290         16,338         16,288
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds                      26             157             28            170
                                                       --------       ---------      ---------      --------

Total shares                                            16,322          16,447         16,366         16,458
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

Loss per Common and
  Equivalent Share                                     $   (.07)      $    (.03)     $    (.11)     $   (.06)
                                                       --------       ---------      ---------      --------
                                                       --------       ---------      ---------      --------

(1) Because assumed conversion of redeemable preferred stock would be antidilutive, fully diluted earnings per share is equivalent to primary earnings per share with respect to the preferred stock.


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